HomeStreet, Inc. Reports Third Quarter 2016 Results
Net Income of $27.7 Million, or $1.11 per Diluted Share
Core Net Income 1 of $28.0 Million, or $1.12 per Diluted Share
SEATTLE – October 24, 2016 – (BUSINESS WIRE) – HomeStreet, Inc. (NASDAQ:HMST) (including its consolidated subsidiaries, the “Company” or “HomeStreet”), the parent company of HomeStreet Bank, today announced net income of $27.7 million, or $1.11 per diluted share, for the third quarter of 2016, compared with net income of $21.7 million, or $0.87 per diluted share, for the second quarter of 2016 and $10.0 million, or $0.45 per diluted share, for the third quarter of 2015. Core net income1 for the quarter was $28.0 million, or $1.12 per diluted share, compared with core net income1 of $22.4 million, or $0.90 per diluted share, for the second quarter of 2016 and $9.4 million, or $0.42 per diluted share, for the third quarter of 2015.

Key highlights:

▪	Record quarterly net income of $27.7 million

▪	Total assets of $6.23 billion grew $285.4 million, or 4.8%, from $5.94 billion at June 30, 2016

▪	Completed the purchase of two retail deposit branches and related loans and deposits in Lake Oswego, Oregon

▪	Opened three home-loan centers and one retail deposit branch during the quarter

“We are proud of our record results for the third quarter,” said Mark K. Mason, Chairman, President, and Chief Executive Officer. “We achieved record net income and total assets for the quarter with strong contributions from both of our segments. The Commercial and Consumer Banking segment reported net income, excluding acquisition related items net of tax, of $10.5 million, a record since we began reporting the segment separately in June, 2013. The segment’s core efficiency ratio was 64.5% for the quarter reflecting our ongoing progress in leveraging our investments in new branches, personnel, and acquisitions. Additionally, the Mortgage Banking segment, aided by continued low interest rates during the quarter, also reported record interest rate lock commitments, closed loan volume, and gain-on-sale volume.”

“Our net income, excluding acquisition-related items, net of tax, was $28.0 million, representing an annualized core return on average assets of 1.8% and core return on tangible equity of 20.0%. Total assets grew $285.4 million, or 4.8%, to $6.2 billion during the quarter. Non-performing assets, while increasing to 0.52% of total assets from 0.45% in the prior quarter, continued to remain low as all of our markets continue to show strength.”

“We also continued to achieve success with both our organic and strategic growth strategies. We closed the acquisition of two branches and all associated loans and deposits from The Bank of Oswego in Lake Oswego, Oregon. The Portland, Oregon market is strong and the team there is already making positive contributions to our growth. Additionally, we opened two home-loan centers in Arizona during the quarter as well as one home-loan center and one retail deposit branch in California.”

(1) For notes on non-GAAP financial measures, see pages 10 and 31 of the full earnings release.

Conference Call
HomeStreet, Inc., the parent company of HomeStreet Bank, will conduct a quarterly earnings conference call on Tuesday, October 25, 2016 at 1:00 p.m. EDT. Mark K. Mason, President and CEO, and Melba A. Bartels, Senior Executive Vice President and CFO, will discuss third quarter 2016 results and provide an update on recent activities. A question and answer session will follow the presentation. Shareholders, analysts and other interested parties may register in advance at http://dpregister.com/10093080 or may join the call by dialing 1-877-508-9589 (1-855-669-9657 in Canada) shortly before 1:00 p.m. EDT.
A rebroadcast will be available approximately one hour after the conference call by dialing 1-877-344-7529 and entering passcode 10093080.

The information to be discussed in the conference call will be available on the company's web site after the market closes on Monday, October 24, 2016.

Forward-Looking Statements
This press release contains forward-looking statements concerning HomeStreet, Inc. and HomeStreet Bank and their operations, performance, financial conditions and likelihood of success, as well as plans and expectations for future actions and events. All statements other than statements of historical fact are forward-looking statements. Forward-looking statements are based on many beliefs, assumptions, estimates and expectations of our future performance, taking into account information currently available to us, and include statements about the competitiveness of the banking industry. When used in this press release, the words “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “should,” “will” and “would” and similar expressions (including the negative of these terms) may help identify forward-looking statements. Such statements involve inherent risks and uncertainties, many of which are difficult to predict and are generally beyond the control of the Company. Forward-looking statements speak only as of the date made, and we do not undertake to update them to reflect changes or events that occur after that date.

We caution readers that a number of factors could cause actual results to differ materially from those expressed in, implied or projected by, such forward-looking statements. Among other things, we face limitations and risks associated with our ability to expand our banking operations geographically and across market sectors, complete our announced acquisition of two branches in Southern California, which remains subject to certain closing conditions, integrate our recent and pending acquisitions, grow our franchise and capitalize on market opportunities, meet the growth targets that management has set for the Company, maintain our position in the industry and generate positive net income and cash flow. These limitations and risks include without limitation changes in general economic conditions that impact our markets and our business, actions by the Federal Reserve affecting monetary and fiscal policy, regulatory and legislative actions that may increase capital requirements or otherwise constrain our ability to do business, our ability to maintain electronic and physical security of our customer data and our information systems, our ability to maintain compliance with applicable laws and regulations, our ability to attract and retain key personnel, our ability to make accurate estimates of the value of our non-cash assets and liabilities, significant increases in the competition we face in our industry and market and the extent of our success in problem asset resolution efforts. The pending acquisition of two branches in Southern California, if closed, may require significant management attention, and, along with other recent transactions, including our merger with Orange County Business Bank in the first quarter of 2016 and the acquisition of the branches and certain related assets and liabilities of The Bank of Oswego in the third quarter of 2016, may fall short of anticipated size, value and financial and operational results. We may not realize the benefits expected from our pending and recently completed bank and branch acquisitions in the anticipated time frame (or at all), and integration of acquired operations may take longer or prove more expensive than anticipated. In addition, we may not recognize all or a substantial portion of the value of our rate-lock loan activity due to challenges our customers may face in meeting current underwriting standards, a decrease in interest rates, an increase in competition for such loans, unfavorable changes in general economic conditions, including housing prices, the job market, consumer confidence and spending habits either nationally or in the regional and local market areas in which the Company does business, and recent and future legislative or regulatory actions or reform that affect our business or the banking or mortgage industries more generally. A discussion of the factors that we recognize to pose risk to the achievement of our business goals and our operational and financial objectives is contained in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2016. These factors are updated from time to time in our filings with the Securities and Exchange Commission, and readers of this release are cautioned to review those disclosures in conjunction with the discussions herein.

The information contained herein is unaudited, although certain information related to the year ended December 31, 2015 has been derived from our audited financial statements for the year then ended as included in our 2015 Form 10-K. All financial data should be read in conjunction with the notes to the consolidated financial statements of HomeStreet, Inc., and subsidiaries as of and for the fiscal year ended December 31, 2015, as contained in the Company's Annual Report on Form 10-K for such fiscal year.

About Non-GAAP Financial Measures
To supplement our consolidated financial statements, which are prepared and presented in accordance with GAAP, we have disclosed “core net income” to provide comparisons of quarter-to-date fiscal 2016 net income to the corresponding periods of fiscal 2015. We believe this information is useful to investors who are seeking to exclude the after-tax impact of acquisition-related expenses and a bargain purchase gain, both of which we recorded in connection with our mergers with Simplicity Bancorp on March 1, 2015 and OCBB on February 1, 2016 and with our acquisition of one retail deposit branch in Dayton, Washington on December 11, 2015 and two retail deposit branches in Lake Oswego, Oregon on August 12, 2016. We also have presented adjusted expenses, which eliminate costs incurred in connection with these acquisitions. Similarly, we have provided information about our balance sheet items, including total loans, total deposits and total assets, adjusted in each case to eliminate acquisition-related impacts. The presentation of this financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.
We also have disclosed tangible equity ratios, return on average tangible shareholders’ equity and tangible book value per share of common stock which are non-GAAP financial measures. Tangible common shareholders' equity is calculated by deducting goodwill and intangible assets (excluding mortgage servicing rights) from shareholders' equity. Tangible book value is calculated by dividing tangible common shareholders' equity by the number of common shares outstanding. The return on average tangible common shareholders' equity is calculated by dividing net earnings available to common shareholders (annualized) by average tangible common shareholders' equity.
Our management believes that these non-GAAP financial measures provide meaningful supplemental information regarding our results of core operations by excluding certain acquisition-related revenues and expenses that may not be indicative of our expected recurring results of operations. We believe that both management and investors benefit from referring to these non-GAAP financial measures in assessing our performance and when planning, forecasting, and analyzing future periods. These non-GAAP financial measures also facilitate management's internal comparisons to our historical performance, as well as comparisons to our competitors' operating results. We believe these non-GAAP financial measures are useful to investors both because (1) they allow for greater transparency with respect to key metrics used by management in its financial and operational decision-making and (2) they are available to institutional investors and analysts to help them assess the strength of our business on a normalized basis.
For more information on these non-GAAP financial measures, see the tables captioned "Reconciliations of non-GAAP results of operations to the nearest comparable GAAP measures," included at the end of this release.

Source: HomeStreet, Inc.

Contact:	Investor Relations:
HomeStreet, Inc.
Gerhard Erdelji (206) 515-4039
Gerhard.Erdelji@HomeStreet.com
http://ir.homestreet.com